UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2019

Riviera Resources, Inc.

(Exact name of registrant specified in its charter)

Delaware	333-225927	82-5121920
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Travis Street, Suite 1700 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(281) 840-4000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On March 20, 2019, in connection with the closing of the transactions contemplated by the previously announced Purchase and Sale Agreement, dated as of March 8, 2019, between Riviera Upstream, LLC (“Riviera Upstream”), a wholly-owned subsidiary of Riviera Resources, Inc. (the “Company”), and Mayzure, LLC (“Mayzure”), a wholly-owned subsidiary of the Company, providing for the sale by Riviera Upstream of limited term overriding royalty interests (the “VPP”) in helium produced from certain long-lived wells in the Hugoton Basin in the State of Kansas, Mayzure issued 5.16% senior secured notes in the amount of approximately $82 million, expected to be satisfied in third quarter 2026 (the “Notes”), secured by the VPP. In consideration for the VPP, Mayzure distributed the proceeds of the Notes (less closing costs) to the Company at closing. Neither the Company nor any of its subsidiaries, other than Mayzure, have guaranteed the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2019	RIVIERA RESOURCES, INC.

	By:	/s/ David B. Rottino
		Name:	David B. Rottino
		Title:	President and Chief Executive Officer